Exhibit 99.1

Globus Medical Reports First Quarter 2020 Results

AUDUBON, PA, May 7, 2020: Globus Medical, Inc. (NYSE: GMED), a leading musculoskeletal solutions company, today announced its financial results for the first quarter ended March 31, 2020.

•	Worldwide sales were $190.6 million, an increase of 4.2% as reported

•	First quarter net income was $25.9 million

•	Diluted earnings per share (EPS) was $0.25 and non-GAAP diluted EPS was $0.29

•	Non-GAAP adjusted EBITDA was 26.5% of sales

“The COVID-19 pandemic presents one of the greatest healthcare challenges we have faced in recent history. We remain diligent in our commitment to protect the health of our people, support our surgeons and patients in need, and keep our company strong,” said Dave Demski, President and CEO. As we chart a course through this extraordinary and challenging time together, we have been heartened at every turn by the understanding, cooperation and support from so many people in the Globus Medical community. We are deeply thankful to our employees, their families, surgeons, suppliers and other parties for pulling together under such trying and fluid circumstances. Globus Medical continues to work closely with federal, state and local authorities to ensure alignment with their efforts.

“Our conservative financial philosophy has positioned us well to ride out this difficult time without having to reduce our commitment to any important long-term growth initiatives. We launched three new Spine products in the first quarter, and launched two additional innovative products in April. We are seeing great uptake from several products in our HEDRON line of 3D printed interbody spacers, the most comprehensive portfolio of 3D printed spacers in the industry. During the quarter, we also launched SABLE, our fourth generation expandable MIS TLIF interbody spacer that was met with strong demand and great feedback. We look forward to bringing additional innovation to market in coming quarters as well,” said Demski.

Worldwide sales for the first quarter were $190.6 million, an increase of 4.2% over the first quarter of 2019 on an as-reported basis and 4.4% on a constant currency basis. We estimate the negative sales impact of COVID-19 to be approximately $20 million in the quarter. First quarter sales in the U.S., including robotics, increased by 7.4% compared to the first quarter of 2019. International sales decreased by 9.3% over the first quarter of 2019 on an as-reported basis and 8.3% on a constant currency basis.

First quarter GAAP net income was $25.9 million, a decrease of 21.9% over the same period last year. Diluted EPS for the first quarter was $0.25, as compared to $0.33 for the first quarter 2019. Non-GAAP diluted EPS for the first quarter was $0.29, compared to $0.36 in the first quarter of 2019,  a decrease of 18.9%.

The Company generated net cash provided by operating activities of $42.3 million and non-GAAP free cash flow of $20.0 million in the first quarter, and ended the quarter with cash, cash equivalents and marketable securities of $657.0 million. The Company remains debt free.

2020 Annual Guidance

On April 16, 2020, due to the rapidly evolving environment and continued uncertainties resulting from the COVID-19 pandemic, Globus Medical withdrew previously announced full year 2020 guidance. At this time, Globus Medical cannot predict the specific extent, or duration, of the impact of COVID-19 on its financial and operating results.

Conference Call Information

Globus Medical will hold a teleconference to discuss its 2020 first quarter results with the investment community at 4:30 p.m. Eastern Time today. Globus invites all interested parties to join the call by dialing:

1-855-533-7141     United States Participants

1-720-545-0060     International Participants

There is no pass code for the teleconference.

For interested parties who do not wish to ask questions, the teleconference will be webcast live and may be accessed through a link on the Globus Medical website at www.globusmedical.com/investors.

The call will be archived until Thursday, May 14, 2020. The audio archive can be accessed by calling 1-855-859-2056 in the U.S. or 1-404-537-3406 from outside the U.S. The passcode for the audio replay is 209-4398.

About Globus Medical, Inc.

Based in Audubon, Pennsylvania, Globus Medical, Inc. was founded in 2003 by an experienced team of professionals with a shared vision to create products that enable surgeons to promote healing in patients with musculoskeletal disorders. Additional information can be accessed at www.globusmedical.com.

Non-GAAP Financial Measures

To supplement our financial statements prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), management uses certain non-GAAP financial measures.  For example, non-GAAP adjusted EBITDA, which represents net income before interest income, net and other non-operating expenses, provision for income taxes, depreciation and amortization, stock-based compensation, provisions for litigation, and acquisition related costs/licensing, and net gain from the sale of assets, is useful as an additional measure of operating performance, and particularly as a measure of comparative operating performance from period to period, as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance, and it removes the effect of our capital structure, asset base, income taxes and interest income and expense.  Our management also uses non-GAAP adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections. Provision for litigation represents costs incurred for litigation settlements or unfavorable verdicts when the loss is known or considered probable and the amount can be reasonably estimated, or in the case of a favorable settlement, when income is realized. Acquisition-related costs/licensing represents the change in fair value of business acquisition-related contingent consideration; costs related to integrating recently acquired businesses, including but not limited to costs to exit or convert contractual obligations, severance, and information system conversion; and specific costs related to the consummation of the acquisition process such as banker fees, legal fees, and other acquisition-related professional fees, as well as one-time licensing fees. Net gain from sale of assets represents the gain on sale of assets and the offsetting impact of costs incurred through the sale.

In addition, for the period ended March 31, 2020 and for other comparative periods, we are presenting non-GAAP net income and non-GAAP diluted earnings per share, which represent net income and diluted earnings per share excluding the provision for litigation, amortization of intangibles, acquisition-related costs/licensing, net gain from the sale of assets, impacts of the U.S. Tax Reform Act and the tax effects of such adjustments.  We believe these non-GAAP measures are also useful indicators of our operating performance, and particularly as additional measures of comparative operating performance from period to period as they remove the effects of litigation, amortization of intangibles, acquisition-related costs/licensing, net gain from the sale of assets and the tax effects of such adjustments, which we believe are not reflective of underlying business trends.  Additionally, for the periods ended March 31, 2020 and for other comparative periods, we also define the non-GAAP measure of free cash flow as the net cash provided by operating activities, adjusted for the impact of restricted cash, less the cash impact of purchases of property and equipment.  We believe that this financial measure provides meaningful information for evaluating our overall financial performance for comparative periods as it facilitates an assessment of funds available to satisfy current and future obligations and fund acquisitions.  Furthermore, the non-GAAP measure of constant currency sales growth is calculated by translating current year sales at the same average exchange rates in effect during the applicable prior year period.  We believe constant currency sales growth provides insight to the comparative increase or decrease in period sales, in dollar and percentage terms, excluding the effects of fluctuations in foreign currency exchange rates.

Non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, free cash flow and constant currency sales growth are not calculated in conformity with U.S. GAAP.  Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial measures prepared in accordance with U.S. GAAP.  These measures do not include certain expenses that may be necessary to evaluate our liquidity or operating results.  Our definitions of non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, free cash flow and constant currency sales growth may differ from that of other companies and therefore may not be comparable.

Safe Harbor Statements

All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms. These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends. Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted. These risks and uncertainties include, but are not limited to, health epidemics, pandemics and similar outbreaks, including the COVID-19 pandemic, factors affecting our quarterly results, our ability to manage our growth, our ability to sustain our profitability, demand for our products, our ability to compete successfully (including without limitation our ability to convince surgeons to use our products and our ability to attract and retain sales and other personnel), our ability to rapidly develop and introduce new products, our ability to develop and execute on successful business strategies, our ability to comply with laws and regulations that are or may become applicable to our businesses, our ability to safeguard our intellectual property, our success in defending legal proceedings brought against us, trends in the medical device industry, general economic conditions, and other risks. For a discussion of these and other risks, uncertainties and other factors that could affect our results, you should refer to the disclosure contained in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission, including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in our Forms 10-Q, Forms 8-K and other filings with the Securities and Exchange Commission. These documents are available at www.sec.gov. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements contained in this press release speak only as of the date of this press release. We undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	Three Months Ended
	March 31,
(In thousands, except per share amounts)	2020	2019
Sales	$190,577	$182,947
Cost of goods sold	48,864	41,838
Gross profit	141,713	141,109

Operating expenses:
Research and development	15,402	14,324
Selling, general and administrative	93,539	85,784
Amortization of intangibles	3,776	3,343
Acquisition related costs	548	579
Total operating expenses	113,265	104,030

Operating income	28,448	37,079

Other income, net
Interest income/(expense), net	4,324	4,159
Foreign currency transaction gain/(loss)	(468)	189
Other income/(expense)	194	224
Total other income/(expense), net	4,050	4,572

Income before income taxes	32,498	41,651
Income tax provision	6,549	8,441

Net income	$25,949	$33,210

Earnings per share:
Basic	$0.26	$0.34
Diluted	$0.25	$0.33
Weighted average shares outstanding:
Basic	99,635	98,727
Dilutive stock options	2,511	2,640
Diluted	102,146	101,367

Anti-dilutive stock options excluded from weighted average calculation	6,637	4,687

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	March 31,	December 31,
(In thousands, except par value)	2020	2019
ASSETS
Current assets:
Cash, cash equivalents, and restricted cash	$166,742	$195,724
Short-term marketable securities	110,211	115,763
Accounts receivable, net of allowances of $6,760 and $5,599, respectively	138,602	154,326
Inventories	208,451	196,314
Prepaid expenses and other current assets	17,713	17,243
Income taxes receivable	81	8,098
Total current assets	641,800	687,468
Property and equipment, net of accumulated depreciation of $249,691 and $243,732, respectively	212,605	199,841
Long-term marketable securities	380,061	409,514
Intangible assets, net	88,691	78,812
Goodwill	128,952	128,775
Other assets	20,568	21,741
Deferred income taxes	6,688	5,926
Total assets	$1,479,365	$1,532,077

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$24,227	$24,614
Accrued expenses	60,052	63,283
Income taxes payable	898	1,057
Business acquisition liabilities	6,333	6,727
Deferred revenue	6,452	5,402
Payable to broker	-	10,320
Total current liabilities	97,962	111,403
Business acquisition liabilities, net of current portion	3,156	2,822
Deferred income taxes	5,860	6,023
Other liabilities	9,021	9,377
Total liabilities	115,999	129,625
Commitments and contingencies
Equity:
Class A common stock; $0.001 par value. Authorized 500,000 shares; issued and outstanding 75,664 and 77,395 shares at March 31, 2020 and December 31, 2019, respectively	76	77
Class B common stock; $0.001 par value. Authorized 275,000 shares; issued and outstanding 22,430 and 22,430 shares at March 31, 2020 and December 31, 2019, respectively	22	22
Additional paid-in capital	369,984	357,320
Accumulated other comprehensive loss	(6,266)	(2,898)
Retained earnings	999,550	1,047,931
Total equity	1,363,366	1,402,452
Total liabilities and equity	$1,479,365	$1,532,077

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Three Months Ended
	March 31,
(In thousands)	2020	2019
Cash flows from operating activities:
Net income	$25,949	$33,210
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,568	12,254
Amortization of premium (discount) on marketable securities	20	(396)
Write-down for excess and obsolete inventories	679	2,167
Stock-based compensation expense	6,807	6,448
Allowance for doubtful accounts	756	33
Change in fair value of business acquisition liabilities	506	579
Change in deferred income taxes	(2,895)	1,059
(Gain)/loss on disposal of assets, net	207	94
(Increase)/decrease in:
Accounts receivable	14,131	(2,533)
Inventories	(12,108)	(13,844)
Prepaid expenses and other assets	(205)	848
Increase/(decrease) in:
Accounts payable	(283)	2,827
Accrued expenses and other liabilities	(13,702)	(9,984)
Income taxes payable/receivable	7,863	6,441
Net cash provided by operating activities	42,293	39,203
Cash flows from investing activities:
Purchases of marketable securities	(57,418)	(127,911)
Maturities of marketable securities	71,766	90,454
Sales of marketable securities	5,374	11,773
Purchases of property and equipment	(22,314)	(28,155)
Net cash used in investing activities	(2,592)	(53,839)
Cash flows from financing activities:
Payment of business acquisition liabilities	(566)	(5,350)
Proceeds from exercise of stock options	5,763	10,255
Repurchase of common stock	(73,864)	—
Net cash provided by financing activities	(68,667)	4,905
Effect of foreign exchange rate on cash	(16)	(40)
Net increase in cash, cash equivalents, and restricted cash	(28,982)	(9,771)
Cash, cash equivalents, and restricted cash at beginning of period	195,724	139,747
Cash, cash equivalents, and restricted cash at end of period	$166,742	$129,976
Supplemental disclosures of cash flow information:
Interest paid	1	2
Income taxes paid	$1,791	$1,450

Supplemental Financial Information

Sales by Geographic Area:

	Three Months Ended
	March 31,
(In thousands)	2020	2019
United States	$158,447	$147,536
International	32,130	35,411
Total Sales	$190,577	$182,947

Sales by Revenue Stream:

	Three Months Ended
	March 31,
(In thousands)	2020	2019
Musculoskeletal Solutions products	$182,542	$175,758
Enabling Technologies products	8,035	7,189
Total Sales	$190,577	$182,947

Liquidity and Capital Resources:

	March 31,	December 31,
(In thousands)	2020	2019
Cash, cash equivalents, and restricted cash	$166,742	$195,724
Short-term marketable securities	110,211	115,763
Long-term marketable securities	380,061	409,514
Total cash, cash equivalents, restricted cash and marketable securities	$657,014	$721,001

The following tables reconcile GAAP to Non-GAAP financial measures.

Non-GAAP Adjusted EBITDA Reconciliation Table:

	Three Months Ended
	March 31,
(In thousands, except percentages)	2020	2019
Net income	$25,949	$33,210
Interest income, net	(4,324)	(4,159)
Provision for income taxes	6,549	8,441
Depreciation and amortization	14,568	12,254
EBITDA	42,742	49,746
Stock-based compensation expense	6,807	6,448
Acquisition related costs/licensing	957	637
Adjusted EBITDA	$50,506	$56,831

Net income as a percentage of sales	13.6%	18.2%
Adjusted EBITDA as a percentage of sales	26.5%	31.1%

Non-GAAP Net Income Reconciliation Table:

	Three Months Ended
	March 31,
(In thousands)	2020	2019
Net income	$25,949	$33,210
Amortization of intangibles	3,776	3,343
Acquisition related costs/licensing	957	637
Tax effect of adjusting items	(956)	(807)
Non-GAAP net income	$29,726	$36,383

Non-GAAP Diluted Earnings Per Share Reconciliation Table:

	Three Months Ended
	March 31,
(Per share amounts)	2020	2019
Diluted earnings per share, as reported	$0.25	$0.33
Amortization of intangibles	0.04	0.03
Acquisition related costs/licensing	0.01	0.01
Tax effect of adjusting items	(0.01)	(0.01)
Non-GAAP diluted earnings per share	$0.29	$0.36

Non-GAAP Free Cash Flow Reconciliation Table:

	Three Months Ended
	March 31,
(In thousands)	2020	2019
Net cash provided by operating activities	$42,293	$39,203
Purchases of property and equipment	(22,314)	(28,155)
Free cash flow	$19,979	$11,048

Non-GAAP Sales on a Constant Currency Basis Comparative Table:

	Three Months Ended		Reported	Currency Impact on	Constant Currency
	March 31,		Sales	Current	Sales
(In thousands, except percentages)	2020	2019	Growth	Period Sales	Growth
United States	$158,447	$147,536	7.4%	$—	7.4%
International	32,130	35,411	-9.3%	(333)	-8.3%
Total Sales	$190,577	$182,947	4.2%	$(333)	4.4%

Contact:

Brian Kearns

Senior Vice President, Business Development and Investor Relations

Phone: (610) 930-1800

Email:    investors@globusmedical.com

www.globusmedical.com